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Exhibit 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Forms S-3 (File No. 333-59747) and Forms S-8 (File No. 2-98306, 33-13066, 33-64563, 33-64677, 333-24609, 333-25077, 333-37953, and 333-40814) of
Commonwealth Telephone Enterprises, Inc. and Subsidiaries of our report dated June 28, 2001 relating to the financial statements of the Commonwealth Telephone Company Bargaining Employees 401(k) Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania


June 29, 2001